Exhibit 99.4

OfficeMax Incorporated
2010 Restricted Stock Unit Award Agreement — Performance Based
Vice Presidents and Above (U.S.)

This Restricted Stock Unit Award (the “Award”) is granted on February 11, 2010 (the “Award Date”), by OfficeMax Incorporated (“OfficeMax”) to <<insert name>> (“Awardee” or “you”) pursuant to the 2003 OfficeMax Incentive and Performance Plan, as may be amended from time to time (the “Plan”), and the following terms and conditions of this agreement (the “Agreement”):

1.                                       Terms and Conditions. The Award is subject to all the terms and conditions of the Plan. All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control unless this Agreement expressly states that an exception to the Plan is being made.

2.                                       Potential Award. You are hereby awarded a potential grant of <<insert RSUs>> Restricted Stock Units (your “Potential RSU Award”) at no cost to you, subject to the terms and conditions, including adjustments, set forth in the Plan and this Agreement.

3.                                       Minimum Performance Measurement. As a condition of vesting under paragraph 4, the sum of OfficeMax’s net income from continuing operations available to common shareholders excluding special items for its fiscal years ending in 2010 and 2011, as disclosed and discussed in the earnings release, must be positive.  Additionally, the sum of OfficeMax’s EBIT (as defined below) for its fiscal year ending in 2010 (“2010 EBIT”) and for its fiscal year ending in 2011 (“2011 EBIT”) must equal at least $         million (the “EBIT Minimum”), and the Committee must review and approve the 2010 EBIT, 2011 EBIT, and the EBIT Minimum. For purposes of this Agreement, EBIT means OfficeMax’s pre-tax, pre-interest earnings from continuing operations for a fiscal year, as calculated by OfficeMax in its sole and complete discretion.

4.                                       Vesting and Additional Performance Measurement Adjustments. Subject to paragraphs 3 and 5, your Potential RSU Award will vest and be adjusted as follows:

The first half of your Potential RSU Award shall be adjusted based on 2010 EBIT in accordance with the following chart and shall vest on February 11, 2012 if you are actively employed by OfficeMax on that date, and shall be payable as soon as practical thereafter, but not later than March 15, 2013:

2010 EBIT	Percentage of Potential RSU Award (Based on Number of RSUs Granted at Target)
150% (Maximum)
100% (Target)
50%
0%

FORM OF OfficeMax Incorporated
2010 Restricted Stock Unit Award Agreement — Performance Based
Vice Presidents and Above (U.S.)

The second half of your Potential RSU Award shall be adjusted based on 2011 EBIT in accordance with the following chart and shall vest on February 11, 2013 if you are actively employed by OfficeMax on that date, and be payable as soon as practical thereafter, but not later than March 15, 2013:

2011 EBIT	Percentage of Potential RSU Award (Based on Number of RSUs Granted at Target)
150% (Maximum)
100% (Target)
50%
0%

Where 2010 EBIT or 2011 EBIT, as applicable, fall between the numbers shown on the tables above, the Percentage of Potential RSU Award shall be calculated using straight-line interpolation, except that no interpolation shall apply within the 2010 EBIT and/or 2011 EBIT range associated with a Target payout.

5.                                       Termination of Employment During Vesting Period. If your employment with OfficeMax terminates at any time on or after the Award Date and before February 11, 2013, your Potential RSU Award (subject to paragraphs 3 and 4, including the adjustments described therein) will both vest (subject to paragraphs 3 and 4) and be payable in accordance with this paragraph 5.

a.                                       Termination Prior to First Vesting Date. If your termination of employment occurs before February 11, 2012 and:

i.                                          you terminate employment as a result of your death or total and permanent disability, as determined by OfficeMax in its sole and complete discretion,

ii.                                       you are involuntarily terminated in a situation qualifying you for severance payments under an OfficeMax plan, or

iii.                                    you voluntarily terminate employment and at the time of your termination you are at least age 55 and have completed at least 10 years of employment with OfficeMax, then your Potential RSU Award shall vest (subject to paragraphs 3 and 4) on your employment termination date in a pro rata manner as follows:

•                                          A pro rata portion of the unvested Restricted Stock Units relating to the first half of your Potential RSU Award that would have otherwise vested, as determined under paragraph 4, on February 11, 2012 based on the number of whole months that you were employed with OfficeMax since the Award Date divided by 24 months, plus

•                                          A pro rata portion of the unvested Restricted Stock Units relating to the second half of your Potential RSU Award that would have otherwise vested, as determined under paragraph 4, on February 11, 2013 based on the number of whole months that you were employed with OfficeMax since the Award Date divided by 36 months.

The vested portion of your Potential RSU Award, as determined above, shall be payable in accordance with the general payment timing provisions of paragraph 4, as applicable.

FORM OF OfficeMax Incorporated
2010 Restricted Stock Unit Award Agreement — Performance Based
Vice Presidents and Above (U.S.)

Any unvested Restricted Stock Units remaining after payout will be forfeited and canceled.

b.                                      Termination Between First and Second Vesting Date. If your termination of employment occurs after February 11, 2012 but before February 11, 2013 and:

i.                                          you terminate employment as a result of your death or total and permanent disability, as determined by OfficeMax in its sole and complete discretion,

ii.                                       you are involuntarily terminated in a situation qualifying you for severance payments under an OfficeMax plan, or

iii.                                    you voluntarily terminate employment and at the time of your termination you are at least age 55 and have completed at least 10 years of employment with OfficeMax, then the number of unvested Restricted Stock Units relating to the second half of your Potential RSU Award that would have otherwise vested, as determined under paragraph 4, on February 11, 2013 shall vest (subject to paragraphs 3 and 4) on your employment termination date in a pro rata manner based on the number of whole months that you were employed with OfficeMax since the Award Date over 36 months.  Such pro rata vested Restricted Stock Units shall be payable not later than March 15, 2013.  Any unvested Restricted Stock Units remaining after payout will be forfeited and canceled.

c.                                       Six-Month Minimum Employment and Plan Participation Requirement. Notwithstanding the foregoing, in order to be eligible for the pro rata vesting described in paragraphs 5.a and 5.b., you must be employed with OfficeMax and have been a participant in the Plan for a minimum of six continuous months during fiscal years 2010 and/or 2011.

d.                                      Other Terminations. Upon your voluntary or involuntary termination for any reason not meeting the criteria specified in this paragraph 5, all unvested Restricted Stock Units relating to your Potential RSU Award as of the date of your termination of employment with OfficeMax shall be immediately forfeited and canceled.

e.                                       Payment Upon Termination Due to Death. If your termination occurs as a result of your death, payment with respect to your vested Restricted Stock Units relating to your Potential RSU Award shall be made only to your beneficiary, executor or administrator of your estate or the person or persons to whom the rights to payment of such Restricted Stock Units shall pass by will or the laws of descent and distribution, as determined by OfficeMax in its sole and complete discretion.

6.                                       Change in Control. In the event of a Change in Control prior to February 11, 2013, the continuing entity may either continue this Award or replace this Award with an award of at least equal value with terms and conditions not less favorable than the terms and conditions provided in this Agreement, in which case the new award will vest according to the terms of the applicable award agreement. Notwithstanding any provisions of this Agreement or the Plan to the contrary, if the continuing entity does not so continue or replace this Award, or if you experience a “qualifying termination,” all restrictions described in this Agreement will lapse with respect to all unvested Restricted Stock Units relating to your Potential RSU Award at the time of the Change in Control or your qualifying termination (as applicable), all such Restricted Stock Units will vest immediately, and payment of your Potential RSU Award shall be made as soon as practical but in no event later than March 15 of the year following the year in which the Change in Control or “qualifying termination” (as applicable) occurred.  “Change in Control” and “qualifying termination” shall be defined in an agreement providing specific benefits upon a change in control or in the Plan.

FORM OF OfficeMax Incorporated
2010 Restricted Stock Unit Award Agreement — Performance Based
Vice Presidents and Above (U.S.)

7.                                       Nontransferability. The Restricted Stock Units awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting. Any attempt to transfer your rights in the awarded Restricted Stock Units prior to vesting will result in the immediate forfeiture and cancellation of such units. Subject to the approval of OfficeMax in its sole and complete discretion, Restricted Stock Units awarded pursuant to this Agreement may be transferable to members of your immediate family and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders.

8.                                       Stockholder Rights. You will not receive dividends or dividend units on the Restricted Stock Units awarded pursuant to this Agreement. With respect to the Restricted Stock Units awarded hereunder, you are not a shareholder and do not have any voting rights until such units vest and shares are recorded as issued on OfficeMax’s official stockholder records.

9.                                       Share Payment; Code Section 162(m). Vested Restricted Stock Units relating to your Potential RSU Award will be paid to you in whole shares of Stock. Partial shares, if any, will be paid in cash. Notwithstanding any provision in the Plan or this Agreement to the contrary, if in OfficeMax’s good faith determination, some or all of the remuneration attributable to this payment is not deductible by OfficeMax for federal income tax purposes pursuant to Code Section 162(m), then payment of such units will occur on the date OfficeMax anticipates, or should reasonably anticipate, that payment would qualify for deduction under Code Section 162(m).

10.                                 Tax Withholding. The amount of shares of Stock to be paid to you will be reduced by that number of shares of Stock having a Fair Market Value equal to the required minimum federal and state withholding amounts triggered by the vesting of your Restricted Stock Units. To the extent a fractional share of Stock is needed to satisfy such tax withholding, the number of shares of Stock withheld will be rounded up to the next whole number. Alternatively, you may elect within 60 calendar days from the Award Date to satisfy such withholding requirements in cash.

11.                                 Non-Solicitation and Non-Compete. To the maximum extent allowable under applicable state law, for the period beginning on the Award Date and ending one year following your termination of employment with OfficeMax, you will not (i) directly or indirectly employ, recruit or solicit for employment any person who is (or was within six (6) months prior to your employment termination date) an employee of OfficeMax, an Affiliate or Subsidiary; or (ii) commence Employment with a Competitor in a substantially similar capacity to any position you held with OfficeMax during the last 12 months of your employment with OfficeMax and having the responsibility within the same geographic area(s) for which you had responsibility during the last 12 months of your employment with OfficeMax. If you violate the terms of this paragraph 11 at any time, you will forfeit, as of the first day of any such violation, all right, title and interest to the Restricted Stock Units and any shares of Stock you own in settlement of your Restricted Stock Units on or after such date.  OfficeMax shall have the right to issue a stop transfer order and other appropriate instructions to its transfer agent with respect to these Restricted Stock Units, and OfficeMax further will be entitled to reimbursement of any fees and expenses (including attorneys’ fees) incurred by or on behalf of OfficeMax in enforcing its rights under this paragraph 11. By accepting this Award, you consent to a deduction from any amounts OfficeMax, an Affiliate or Subsidiary owes to you (including wages or other compensation, fringe benefits, or vacation pay, as well as other amounts owed to you), to the extent of any amounts that you owe to OfficeMax under this paragraph 11. If OfficeMax does not recover by means of set-off the full amount owed to OfficeMax, you agree to pay immediately the unpaid balance to OfficeMax.

a.                                       “Competitor” means any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Agreement, in the sale or distribution of products, or in the provision of services in competition with the products sold or distributed or services provided by OfficeMax, an Affiliate, Subsidiary, partnership, or joint venture of OfficeMax.

FORM OF OfficeMax Incorporated
2010 Restricted Stock Unit Award Agreement — Performance Based
Vice Presidents and Above (U.S.)

The determination of whether a business is a Competitor shall be made by OfficeMax’s General Counsel, in his or her sole and complete discretion.

b.                                      “Employment with a Competitor” means providing significant services as an employee or consultant, or otherwise rendering services of a significant nature for remuneration, to a Competitor, as determined by OfficeMax’s General Counsel, in his or her sole and complete discretion.

12.                                 Use of Personal Data. By executing this Agreement, you hereby agree freely, and with your full knowledge and consent, to the collection, use, processing and transfer (collectively, the “Use”) of certain personal data such as your name, salary, nationality, job title, position evaluation rating along with details of all past awards and current awards outstanding under the Plan (collectively, the “Data”), for the purpose of managing and administering the Plan. You further acknowledge and agree that OfficeMax and/or any of its Affiliates may make Use of the Data amongst themselves and/or any other third parties assisting OfficeMax in the administration and management of the Plan (collectively, the “Data Recipients”). In keeping therewith, you hereby further authorize any Data Recipient, including Data Recipients located in foreign jurisdictions, to continue to make Use of the Data, in electronic or other form, for the purposes of administering and managing the Plan, including without limitation, any necessary Use of such Data as may be required for the subsequent holding of shares on your behalf by a broker or other third party with whom you may elect to deposit any shares acquired through the Plan.

OfficeMax shall, at all times, take all commercially reasonable efforts to ensure that appropriate safety measures shall be in place to ensure the confidentiality of the Data, and that no Use will be made of the Data for any purpose other than the administration and management of the Plan. You may, at any time, review your Data and request necessary amendments to such Data. You may withdraw your consent to Use of the Data herein by notifying OfficeMax in writing at the address specified in paragraph 13; however by withdrawing your consent to use Data, you may affect your eligibility to participate in the Plan.

By executing this Agreement you hereby release and forever discharge OfficeMax from any and all claims, demands, actions, causes of action, damages, liabilities, costs, losses and expenses arising out of, or in connection with, the Use of the Data including, without limitation, any and all claims for invasion of privacy, defamation and any other personal, moral and/or property rights.

13.                                 Acceptance of Terms and Conditions. You must sign this Agreement and return it to OfficeMax’s Compensation Department on or before March 20, 2009 or the Award will be forfeited. Return your executed Agreement to: Latrice Greyer by mail at OfficeMax, 263 Shuman Boulevard (5E217), Naperville, Illinois 60563 or by fax at 1-630-647-3722.

OfficeMax Incorporated
Awardee: First Last (Pers ID)

Bruce Besanko
Executive Vice President,	Signature:
Chief Financial Officer & Chief
Administrative Officer
Date:

FORM OF OFFICEMAX INCORPORATED
2010 Annual Incentive Award Agreement

This potential Annual Incentive Award (the “Award”) is granted on February 11, 2010 (the “Award Date”), by OfficeMax Incorporated (the “Company”) to FIRST LAST (“Awardee” or “you”) pursuant to the 2003 OfficeMax Incentive and Performance Plan, as may be amended from time to time (the “Plan”), and the following terms and conditions of this agreement (the “Agreement”):

1.                                       Terms and Conditions.  The Award is subject to all the terms and conditions of the Plan.  All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control unless this Agreement expressly states that an exception to the Plan is being made.

2.                                       Definitions.  For purposes of this Award, the following terms shall have the meanings stated below.

2.1.                              “Award Period” means the Company’s fiscal year ending in 2010.

2.2.                              “Base Salary” means your annual pay rate in effect at the end of the Award Period, (a) including any amounts deferred pursuant to an election under any 401(k) plan, pre-tax premium plan, deferred compensation plan, or flexible spending account sponsored by the Company or any Subsidiary, (b) but excluding any incentive compensation, employee benefit, or other cash benefit paid or provided under any incentive, bonus or employee benefit plan sponsored by the Company or any Subsidiary, and/or any excellence award, gains upon stock option exercises, restricted stock grants or vesting, moving or travel expense reimbursement, imputed income, or tax gross-ups, without regard to whether the payment or gain is taxable income to you.

2.3.                              “EBIT” means the Company’s earnings from continuing operations before interest and taxes for the Award Period, as calculated by the Company in its sole and complete discretion.

2.4.                              “Net Sales” means the Company’s gross sales or revenues less returns, allowances, rebates, and coupons for the Award Period, as calculated by the Company in its sole and complete discretion.

2.5.                              “Return on Sales” means the ratio of the Company’s operating profit to Net Sales, expressed as a percentage, for the Award Period, as calculated by the Company in its sole and complete discretion.

2.6.                              “Same Location Sales Growth” means the percentage change in overall Net Sales for the Company during the Award Period, adjusted for store closures, store openings, business acquisitions, business divestitures, changes in fiscal periods, and excluding the impact of foreign exchange rates, all as calculated by the Company in its sole and complete discretion.

3.                                       Target Award.  You are hereby awarded a target Award of       % of your Base Salary (referred to herein as your “Target Award”) subject to the terms and conditions set forth in the Plan and this Agreement.

4.                                       Minimum Performance Measurement.  As a condition of payment of the Award, both the Company’s net income from continuing operations available to common shareholders excluding special items for the Award Period, as disclosed and discussed in the earnings release, must be positive and the Company must achieve a minimum EBIT threshold of $          .  If both of the above minimum performance measurements are achieved, you may be eligible to receive up to 225% of your Target Award.  The actual amount of your Award will be determined pursuant to and in accordance with paragraph 5.

5.                                       Award Calculation.  Your Award will be calculated as follows:

5.1.                              Based on the Company’s EBIT, Return on Sales, and Same Location Sales Growth, as weighted below, a payout amount will be determined using the chart below:

EBIT (in Millions) Weight: 33.34% of Target Award	Return on Sales (percentage) Weight: 33.33% of Target Award	Same Location Sales Growth (percentage) Weight: 33.33% of Target Award	Percentage of Target Award Paid to You*
225%
150%
100%
50%
25%
0%

*     The applicable percentage is separately applied to each weighted performance measurement.

5.2.                              General Terms.

5.2.1        Payout multiples between the percentages and numbers indicated on the chart above will be calculated using straight-line interpolation, except that no straight-line interpolation shall apply within the EBIT and Return on Sales ranges associated with a 100% of your Target Award payout.

5.2.2        Any Award that is earned will be paid in cash as soon as practicable after the Award Period, but in no event later than March 15 of the year following the year in which the Award Period ended.

5.2.3        If you are on a leave of absence during the Award Period, any Award payable to you shall be prorated based solely on the number of days during the Award Period that you actually worked and were eligible to participate in the Plan divided by the total number of days in the Award Period that you were eligible to participate in the Plan.

5.2.4        You must be employed or newly eligible by September 30 within the Award Period in order to be eligible to participate in the Plan for the Award Period.

5.2.5        No Award shall be paid if you receive a performing rating of “unsatisfactory” and/or “does not live values” under the performance management program for the Award Period.

6.                                       Effect of Termination of Employment.  If you terminate employment at any time on or after the Award Date and before the Award is paid, your Award will be treated as follows:

6.1.                              If your termination of employment is a direct result of the sale or permanent closure of any facility or operating unit of the Company or any Subsidiary, or a bona fide curtailment, or a reduction in workforce, as determined by the Company in its sole and complete discretion, and you execute a waiver/release in the form required by the Company, you will receive a pro rata Award, if an Award is paid, based on the number of

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days during the Award Period that you were employed with the Company and were eligible to participate in the Plan divided by the total number of days in the Award Period that you were eligible to participate in the Plan.

6.2.                              If your termination of employment is a result of your death or total and permanent disability, as determined by the Company in its sole and complete discretion, you will receive a pro rata Award, if an Award is paid, calculated as provided in paragraph 6.1.

6.3.                              If, at the time of your termination, you are at least age 55 and have completed at least 10 years of employment with the Company, as determined by the Company in its sole and complete discretion, you will receive a pro rata Award, if an Award is paid, calculated as provided in paragraph 6.1.

6.4.                              You must be actively employed with the Company for a minimum of 90 days during the Award Period in order to be eligible for any pro rata payment described in this paragraph 6.

6.5.                              Except as described in paragraphs 5.2.3, 6.1, 6.2 and 6.3, you must be actively employed by the Company or its Subsidiary on the date Awards are paid in order to be eligible to receive payment of an Award.  You have no vested interest to the Award prior to the Award actually being paid to you by the Company.  If you terminate employment with the Company for any reason other than as described in paragraph 6.1, 6.2 or 6.3, whether your termination is voluntary or involuntary, with or without cause, you will not be eligible to receive payment of any Award for the Award Period.

7.                                       Right of the Committee.  The Committee reserves the right to reduce or eliminate the Award for any reason, regardless of the amount or level of EBIT, Net Sales, Return on Sales, Same Location Sales Growth, and/or net income from continuing operations available to common shareholders excluding special items, as disclosed and discussed in the earnings release, that is achieved.

8.                                       Change in Control.  In the event of a Change in Control prior to the end of the Award Period, the continuing entity may continue this Award.  Notwithstanding any provisions of this Agreement or the Plan to the contrary, if the continuing entity does not so continue this Award, this Award shall become immediately fully vested and 100% of your Target Award shall be payable as of the date of such Change in Control. “Change in Control” shall be defined in an agreement providing specific benefits upon a change in control or in the Plan.

You must sign this Agreement and return it to OfficeMax’s Compensation Department on or before March 15, 2010, or the Award will be forfeited. Return your executed Agreement to: Pam Delaney, OfficeMax, Compensation Department, 263 Shuman Boulevard, Naperville, Illinois 60563.

OfficeMax Incorporated	Awardee: First Last (Pers ID)

Bruce Besanko
Executive Vice President
Chief Financial Officer and	Signature
Chief Administrative Officer

Printed Name

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